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                                                                     EXHIBIT 21

                          BARRINGER TECHNOLOGIES INC.
                              LIST OF SUBSIDIARIES

            Name                          Jurisdiction of Incorporation
            ----                          -----------------------------

Barringer Instruments, Inc.                       Delaware

Barringer Consumer Products, LLC                  New Jersey

Barringer Research Ltd.                           Ontario, Canada

      Barringer Europe, SARL                      France
      Barringer Instruments UK, Ltd.              United Kingdom